SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2005

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 8020

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2005, Newmont Golden Grove Operations Pty Ltd and Newmont Wownaminya Pty Ltd (together, “Seller”), Newmont Australia Limited (“NAL”), Oxiana Golden Grove Pty Ltd (“Buyer”) and Oxiana Limited entered into a Sale Agreement (the “Sale Agreement”). Under the Sale Agreement, Seller has agreed to sell, and Buyer has agreed to buy, Seller’s Golden Grove zinc-copper operation in Western Australia. The obligations of Seller under the Sale Agreement are guaranteed by NAL, and the obligations of Buyer are guaranteed by Oxiana Limited. Total consideration for the sale is expected to be approximately $205 million, including approximately $147 million in cash and 81.5 million Oxiana Limited shares, which are currently valued at approximately $58 million. The sale is subject to Buyer obtaining required financing and other customary closing conditions and is expected to close in late July, 2005.

The foregoing description of the Sale Agreement contained herein is qualified in its entirety by reference to the complete text of the Sale Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.06. Material Impairments.

The disclosure set forth under Item 1.01 above is incorporated by reference into this Item 2.06. As a result of the entry into the Sale Agreement described in Item 1.01 above, Newmont Mining Corporation (the “Company”) determined on June 23, 2005 that a non-cash charge to earnings will be required in the second quarter of 2005, in the range of $25 million to $35 million to reduce the carrying value of the Golden Grove zinc-copper net assets to their estimated net selling price.

Item 7.01. Regulation FD Disclosure.

On June 23, 2005, the Company issued a news release announcing the Golden Grove transaction, described in Item 1.01 above, and reaffirming 2005 guidance on operating performance and operating results. A copy of the news release is furnished as Exhibit 99.1 to this report.

The information, including the exhibit attached hereto as Exhibit 99.1, contained in this Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filing.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Sale Agreement dated June 23, 2005 by and among Newmont Golden Grove Operations Pty Ltd, Newmont Wownaminya Pty Ltd, Newmont Australia Limited, Oxiana Golden Grove Pty Ltd and Oxiana Limited.

99.1	News Release dated June 23, 2005.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) statements regarding the expected sale of Seller’s Golden Grove zinc-copper operations and the timing thereof, and (ii) estimates of the non-cash charge to earnings in connection with the transactions described above. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, unexpected delays in the completion of the sale, inability to satisfy any closing conditions to such sale, and actions or inactions of government regulators and other third parties. For a more detailed discussion of such risks and other factors, see the Company’s 2004 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect future events or circumstances or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: June 29, 2005

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Sale Agreement dated June 23, 2005 by and among Newmont Golden Grove Operations Pty Ltd, Newmont Wownaminya Pty Ltd, Newmont Australia Limited, Oxiana Golden Grove Pty Ltd and Oxiana Limited.

99.1	News Release dated June 23, 2005.

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